    As filed with the Securities and Exchange Commission on October 14, 1999

                                                  Registration No. 333-_________


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         RIBOZYME PHARMACEUTICALS, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                   Delaware                          34-1697351
                --------------                     -------------
               (State or Other                     (IRS Employer
               Jurisdiction of                     Identification
      Incorporation or Organization)                  Number)

                  2950 Wilderness Place Boulder, CO 80301
                  ---------------------------------------
                  (Address of Principal Executive Offices)

                          1996 STOCK OPTION PLAN
                          ----------------------
                           (Full Title of Plan)

     Ralph E. Christoffersen, Ph.D.                        Copies to:
 Chief Executive Officer and President                     ----------
      Ribozyme Pharmaceuticals, Inc.                    Karen L. Witt, Esq.
        2950 Wilderness Place                    Rothgerber Johnson & Lyons LLP
       Boulder, Colorado 80301                    1200 17th Street, Suite 3000
---------------------------------------             Denver, Colorado  80202
(Name and Address of Agent for Service)                  (303) 623-9000


           (303) 449-6500
---------------------------------------
(Telephone Number of Agent for Service)


                       CALCULATION OF REGISTRATION FEE

                                       Proposed          Proposed
   Title of          Amount to         Maximum           Maximum
  Securities             be         Offering Price       Aggregate           Amount of
to be Registered     Registered        Per Share       Offering Price     Registration Fee
  Common Stock         350,000        $6.4375(2)        $2,253,125(2)          $626.37


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares which by reason of certain events specified in the plan may become subject to the plan.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock as quoted on the NASDAQ National Market on October 13, 1999.

                              TABLE OF CONTENTS

                                                                          Page
                                                                          ----


PART II
    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT...............     II - 1
    Item 3.  Incorporation of Documents by Reference.................     II - 1
    Item 5.  Interests of Named Experts and Counsel..................     II - 1
    Item 6.  Indemnification of Directors and Officers...............     II - 2
    Item 8.  Exhibits................................................     II - 3
    Item 9.  Undertakings............................................     II - 3

SIGNATURES...........................................................     II - 5

EXHIBIT INDEX........................................................     II - 6


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents, all of which were previously filed by Ribozyme Pharmaceuticals, Inc. (the "Company") (No. 0-27914) with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), are hereby incorporated by reference:

    (1) the Company's Annual Report on Form 10-K and Amendment No. 1 to Form 10-K for the year ended December 31, 1998;

    (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999;

    (3) the Company's Current Report on Form 8-K dated March 19, 1999, and Amendments No. 1 - 3 thereto dated May 28, 1999, June 9, 1999, and June 16, 1999, respectively; and

    (4) the description of the common stock of the Company, par value $0.01 (the "Company Stock"), contained in the Company's Registration Statement on Form 8-A, filed by the Company under Section 12 of the Exchange Act.

    All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    The legality of the Company Stock registered pursuant to this Registration Statement will be passed upon for the Company by the law firm of Rothgerber Johnson & Lyons LLP, One Tabor Center, Suite 3000, 1200 17th Street, Denver, Colorado 80202, which has served as special counsel to the Company in the preparation of this Registration Statement. No members of this law firm have a substantial interest in the Company or are employed on a contingent basis by the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Nine of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall, in the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or an agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    The Company maintains directors' and officers' liability insurance which covers certain liabilities and expenses of officers and directors of the Company and covers the Company for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

    With respect to indemnification, Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

    Section 145 of the Delaware General Corporation Law also provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

ITEM 8.  EXHIBITS

    THE COMPANY HEREBY UNDERTAKES THAT IT WILL SUBMIT OR HAS SUBMITTED ANY OF THE PLANS INTENDED TO BE QUALIFIED UNDER SECTION 401 OF THE INTERNAL REVENUE CODE AND ANY AMENDMENT THERETO TO THE INTERNAL REVENUE SERVICE (THE "IRS") IN A TIMELY MANNER AND HAS MADE OR WILL MAKE ALL CHANGES REQUIRED BY THE IRS IN ORDER TO QUALIFY THE PLAN.

    The following exhibits are attached to this registration statement:

    4.1       1996 Stock Option Plan*
    5         Opinion of Rothgerber Johnson & Lyons LLP
    23.1      Consent of Ernst & Young LLP
    23.2      Consent of Rothgerber Johnson & Lyons LLP (included in Exhibit 5 hereto)
    24        Power of Attorney

-------------------
* Incorporated by Reference from Exhibit 4.2 to Form S-8 filed June 11, 1997, SEC File No. 333-28991.

ITEM 9.  UNDERTAKINGS

    (a)  RULE 415 OFFERING

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

    The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h)  FILING OF REGISTRATION STATEMENT ON FORM S-8

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder and the State of Colorado, on this 14th day of October, 1999.


                                       RIBOZYME PHARMACEUTICALS, INC.

                                       /s/ Ralph E. Christoffersen

                                       By:
                                          ------------------------------------
                                       Ralph E. Christoffersen, Ph.D., Chief
                                       Executive Officer, President and Director


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                           Date
---------                       -----                           ----

/s/ Ralph E. Christoffersen     Chief Executive Officer,        October 14, 1999
---------------------------     President and Director
Ralph E. Christoffersen, Ph.D.  (Principal Executive Officer)


/s/ Lawrence E. Bullock         Vice President,                 October 14, 1999
---------------------------     Administration Finance,
Lawrence E. Bullock             Chief Financial Officer
                                and Secretary (Principal
                                Financial and Accounting
                                Officer)


/s/ David T. Morgenthaler       Chairman of the Board of        October 14, 1999
---------------------------     Directors
David T. Morgenthaler


/s/ Jeremy C. Cook              Director                        October 14, 1999
---------------------------
Jeremy C. Cook


/s/ Anthony B. Evnin            Director                        October 14, 1999
---------------------------
Anthony B. Evnin, Ph.D.


                                Director
---------------------------
David Ichikawa

                                Director
---------------------------
Anders Wiklund

                                    EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------
4.1           1996 Stock Option Plan*

5             Opinion of Rothgerber Johnson & Lyons LLP

23.1          Consent of Ernst & Young, LLP

23.2          Consent of Rothgerber Johnson & Lyons LLP (included in
              Exhibit 5 hereto)

24            Power of Attorney


-------------------
* Incorporated by Reference from Exhibit 4.2 of Form S-8 filed June 11, 1997, SEC File No. 333-28991.